                                                                    EXHIBIT 99.4

           SALTON, INC. APPROVES EXECUTED FINANCING COMMITMENT LETTERS

     LAKE FOREST, IL, March 28, 2007 - Salton, Inc. (NYSE:SFP) today announced that its board of directors approved the executed financing commitment letters delivered to Salton by APN Holding Company, Inc. as required by the terms of the Agreement and Plan of Merger dated February 7, 2007 (the "Merger Agreement") by and among Salton, SFP Merger Sub, a wholly-owned subsidiary of Salton, and APN Holding Company, Inc. The Merger Agreement provides for the merger of SFP Merger Sub with and into APN Holding Company, Inc., which owns all of the outstanding common shares of Applica Incorporated.

     The commitment letters are from: (1) Silver Point Finance LLC; (2) Bank of America N.A. and Banc of America Securities LLC; and (3) Harbinger Capital Partners Master Fund I, Ltd. ("Master Fund") and Harbinger Capital Partners Special Fund, L.P. ("Special Fund"). The commitment letter from Silver Point Finance LLC provides for borrowings of up to $175 million under several senior secured credit facilities. The commitment letter from Bank of America, N.A. and Banc of America Securities LLC provides for borrowings of up to $250 million under a senior secured credit facility.

     Pursuant to the commitment letter from Master Fund and Special Fund, they have agreed to purchase shares of a new class of Salton's preferred stock and detachable warrants to purchase 21,000,000 shares of Salton's common stock for an aggregate purchase price of $100 million by exchanging a principal amount of Salton's 12-1/4% Senior Subordinated Notes due 2008 and/or Second Lien Notes (in each case at the applicable redemption or repurchase price required to be paid in connection with a change of control) plus any accrued and unpaid interest thereon through the closing date of the merger in an aggregate amount equal to the $100 million. The new preferred stock will be entitled to a 16% cumulative dividend payable in kind, and will be redeemable 6 years following the closing of the merger. The warrants will have an exercise price of $2.45 per share and will expire 10 years following the closing of the merger contemplated by the Merger Agreement.

     Salton intends to file with the Securities and Exchange Commission a Current Report on Form 8-K with a copy of the financing commitment letters.

     Consummation of the merger is subject to various conditions, including the approval by the Company's stockholders, the funding of the financing commitments delivered by APN Holding Company, Inc. or alternative financing, and the absence of legal impediments to the consummation of the merger. The parties previously made all filings required under the Hart-Scott-Rodino Antitrust Improvements Act, and the waiting period thereunder expired in January 2007.

     Salton also announced that it has entered into a cross-licensing agreement with Applicable Incorporated pursuant to which each company has granted to the other party the right to use certain brand names and other intellectual property in certain markets in exchange for specified royalties.

ABOUT SALTON, INC.

     Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse(TM), Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It belIeves its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

ABOUT APPLICA

     Applica and its subsidiaries are marketers and distributors of a broad range of branded and private-label small household appliances. Applica markets and distributes kitchen products, home products, pest control products, pet care products and personal care products. Applica markets products under licensed brand names, such as Black & Decker (R); its own brand names, such as Windmere(R), LitterMaid(R), Belson(R) and Applica(R); and other private-label brand names. Applica's customers include mass merchandisers, specialty retailers and appliance distributors primarily in North America, Latin America and the Caribbean. Additional information about Applica is available at www.applicainc.com

     The statements contained in the news release that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) the funding of the executed commitment letters delivered by APN Holding Company, Inc. or alternative financing, (2) the failure to obtain approval of the merger from Salton stockholders, (3) the failure to obtain required third party consents to the merger, (4) the ability of the two businesses to be integrated successfully, (5) the ability of the new company to fully realize the cost savings and any synergies from the proposed transaction within the proposed time frame, (6) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers, (7) the failure to maintain continued listing on the New York Stock Exchange of Salton's common stock, (8) customer acceptance of the new combined entity, (9) changes in the sales prices, product mix or levels of consumer purchases of kitchenware and small electric household appliances, economic conditions and the retail environment, (10) bankruptcy of or loss of major retail customers or suppliers,
(11) changes in costs including transportation costs, of raw materials, key component parts or sourced products, (12) delays in delivery or the unavailability of raw materials, key component parts or sourced products, (13) changes in suppliers, (14) exchange rate fluctuations, changes in the foreign import tariffs and monetary policies, and other changes in the regulatory climate in the foreign countries in which Salton and Applica buy, operate and/or sell products, (15) product liability, regulatory actions or other litigation, warranty claims or returns of products, (16) customer acceptance of changes in costs of, or delays in the development of new products, (17) delays in or increased costs of restructuring programs and (18) increased competition, including consolidation within the industry; as well as other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission filings.

     Investors and security holders are urged to read the proxy statement when it becomes available and any other relevant documents to be filed with the SEC in connection with the proposed transaction because it will contain important information about Salton, Applica Incorporated and the proposed transaction.

     Investors and security holders may obtain free copies of these documents when they become available through the website maintained by the SEC at www.sec.gov. In addition, the documents filed with the SEC by Salton may be obtained free of charge by directing such requests to Salton, Inc., 1955 W. Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, Telephone (847) 803-4600, or from Salton's website at WWW.salton.com.

     Salton and certain of its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Salton stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement. In addition, information about Salton's directors, executive officers and members of management is contained in Salton's most recent proxy statement, which is available on Salton's website and at www.sec.gov. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC.

     Black & Decker(R) is a trademark of the Black & Decker Corporation, Towson, Maryland.